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                                                                 EXHIBIT 10.101


                              FIRST LEASE EXTENSION

This First Extension of the Lease dated January 10, 1994 is made and entered into this 11th day of September, 1997, by and between Whittier Narrows Business Park, a California General Partnership, c/o Liberty West, Inc. ("Landlord"), and OptimumCare Corporation, a Delaware Corporation ("Tenant").

                                 R E C I T A L S

This First Extension is made with reference to the following facts and objectives:

A. By Lease and Addendum to Lease, dated January 10, 1994, (collectively, the "Lease"), Tenant leased from Landlord the premises described in Section 2 of the Lease (the "Premises") which consists of approximately 2946 rentable square feet located in that certain building identified as Whittier Narrows Business Park, 1170 Durfee Avenue, Suites D & E, in the City of South El Monte, State of California.

B. Said Lease had an original expiration date of May 31, 1997 and Tenant is currently holding over on a month to month basis.

C.      Tenant desires to extend the term of the Lease for an additional three
(3) year period.

D.      Tenant desires to have the interior of the Suites repainted as needed.

E. Tenant desires to have the carpet replaced as needed and the remainder cleaned.

NOW, THEREFORE, in consideration of the Premises, the Lease, the mutual covenants hereinafter set forth and for other valuable consideration, the receipt an adequacy of which hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord and Tenant have fully and faithfully performed all of the terms and conditions of the Lease required to be performed.

2.      The term of the Lease shall be extended through September 30, 2000.

3. Landlord agrees to extend the Lease under the following terms and conditions:

        a. Per item 2(j) of the Lease, effective October 01, 1997, monthly installments of Base Rent to be $3,387.90 fixed for the term of this extension.

        b. Landlord to repaint the interior of the Suites as reasonably needed at Landlord's expense.

        c. Landlord to replace carpeting as reasonably needed and clean the remainder at Landlord's expense.


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4.      Tenant to increase current security deposit of $3,240.60 to $3,387.90 payable with the October 1997 rent payment.

5. As Tenant is already occupying Suites D & E, notwithstanding items 3b and 3c above, Tenant accepts same in its current "as-is" condition.

6. Except as specifically modified herein above, the Lease shall continue and shall remain unchanged. The parties hereto do hereby ratify and affirm the Lease.

7. This agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In case of any inconsistency between the provisions of the Lease and this agreement, the latter provisions shall govern and control.

8. This agreement shall extend to and be binding upon the heirs, devisees, executors, administrators, successors in interest and assigns of both Landlord and Tenant.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and date first written above.


LANDLORD:

WHITTIER NARROWS BUSINESS PARK

c/o LIBERTY WEST, INC.


BY:ADAM MILSTEIN
   -----------------------------------
        Adam Milstein, President

DATE:SEPTEMBER 12, 1997
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TENANT:

OPTIMUMCARE CORPORATION
A DELAWARE CORPORATION


BY:EDWARD A JOHNSON
   -----------------------------------
        Edward A. Johnson, President


DATE:SEPTEMBER 10, 1997
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